Exhibit 99.4

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on December 13, 2017.

Vote by Internet • Go to www.envisionreports.com/USAB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR each of the Proposals 1 and 2.

For	Against	Abstain	For	Against	Abstain

1. Approval of the Agreement and Plan of Merger, dated as of July 26, 2017, between Valley National Bancorp and USAmeriBancorp, Inc. pursuant to which USAmeriBancorp, Inc. will merge with and into Valley National Bancorp.

2. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such meeting.

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Special Meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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                                             02P64D

2017 Special Shareholders’ Meeting Admission Ticket

2017 Special Meeting of

USAmeriBancorp, Inc. Shareholders

Thursday, December 14, 2017, 10:00 a.m. Eastern Standard Time

USAmeriBank

4790 140th Avenue North, Clearwater, FL. 33762

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — USAmeriBancorp, Inc.

Notice of 2017 Special Meeting of Shareholders

USAmeriBank, 4790 140th Avenue North, Clearwater, FL. 33762

Proxy Solicited by Board of Directors for Special Meeting - December 14, 2017

Jennifer Steans or Joseph V. Chillura, (“Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of USAmeriBancorp, Inc., to be held on Thursday, December 14, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, Jennifer Steans and/or Joseph V. Chillura are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)